EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2006 relating to our audits of the consolidated financial statements and financial statement schedules of FortuNet, Inc., which appears in FortuNet’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ Schechter, Dokken, Kanter Andrews & Selcer Ltd
Minneapolis, Minnesota
March 31, 2006